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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K/A of Telephone and Data Systems, Inc. of our report dated January 24, 2001 on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries, (the "Company") included in the Company's 1999 Annual Report to Shareholders, which consolidated financial statements have been restated as further described in Note 2A of Notes to Consolidated Financial Statements; to the inclusion in this Form 10-K/A of our report dated January 24, 2001 on the financial statement schedules of the Company, which have also been restated as further described in Note 2A of Notes to Consolidated Financial Statements; and to the incorporation by reference of such reports into the Company's previously filed S-8 Registration Statements, File No. 33-1192, File No. 33-35172, File No. 33-57257, File No. 33-64035, File No. 333-01041, File No.
333-23947,  File No. 333-58121,  File No. 333-58127, File No. 333-76453 and File
No. 333-58121, and into the Company's previously filed S-3 Registration Statements, File No. 33-8564, File No. 33-8857, File No. 33-68456, File No. 33-59435 and File No. 333-38355, and into the Company's previously filed S-4 Registration Statements, File No. 33-45570 and File No. 33-64293.


ARTHUR ANDERSEN LLP

Chicago, Illinois
February 15, 2001